ARROGENE NANOTECHNOLOGY, INC. 5777 West Century Blvd # 360B Los Angeles, CA 90045	SRKP 16, INC. 4737 North Ocean Drive, Suite 207 Lauderdale by the Sea, FL 33308
GVC CAPITAL LLC 5350 S. Roslyn Street, Suite 400 Greenwood Village, CO 80111	WESTPARK CAPITAL, INC. 1900 Avenue of the Stars, Suite 310 Los Angeles, CA 90067
STEELE STREET BANK & TRUST 55 Adams Street Denver, CO 80206

AMENDMENT NO. 3

Dated December 13, 2011

to

ESCROW AGREEMENT

Dated July 18, 2011

The Escrow Agreement dated July 18, 2011, among Arrogene NanoTechnology, Inc. (“Arrogene”), SRKP 16, Inc. (“SRKP”), GVC Capital LLC (“GVC”), and WestPark Capital, Inc. (“WestPark”) is amended as follows:

1.

Recital A is amended to state that the “Minimum Offering” is $500,000 Units and the “Minimum Amount” is $500,000.

2.

Recital B is deleted in its entirety.

3.

Recital D(a)(iii) is deleted.

4.

Paragraph 2.1 (a) is amended in its entirety as follows:

(a)

(i) The first closing of the Offering (the “Initial Closing”) will be held at the written request of the Placement Agents and the Companies within five business days after the date that the Escrow Agent has confirmed to the Companies and the Placement Agents that at least the Minimum Amount in Collected Funds has been deposited in the Escrow Account;.  Subject to the foregoing, the amount of Collected Funds to be disbursed shall be determined by the Companies and the Placement Agents.  After the Initial Closing, there may be one or more additional closings until the Maximum Offering and over-allotment option amount has been dispersed.  The Companies shall determine, in their sole discretion, which investor’s funds will be in such disbursals.  The Companies and Placement Agents shall notify the Escrow Agent that they intend to conduct an additional closing of the Offering (each, an “Additional Closing”), and at least one (1) business day thereafter, at the written request of the Companies and the Placement Agents, any funds that have been held in the Escrow Account but not disbursed (but not more than a total of $4,800,000) may be disbursed (the “Final Closing”).

5.

Paragraph 2.2 (a) is amended in its entirety as follows:

(a)  If the Minimum Amount has not been collected by January 31, 2012 (the “Collection Date”), the termination date of the Escrow Account (the “Escrow Termination Date”) shall be the first to occur of the following:

(i)

January 31, 2012; or

(ii)

The date the Escrow Agent receives a mutual written agreement of the Companies and the Placement Agents to terminate the Escrow.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of December 13, 2011.

THE COMPANIES: Arrogene NanoTechnology, Inc. By: /s/ Maurizio Vecchione Maurizio Vecchione CEO	SRKP 16, INC By: /s/ Richard Rappaport Richard Rappaport President
THE PLACEMENT AGENTS: GVC Capital LLC By: __/s/ Vicki D. E. Barone_____ Vicki D. E. Barone Senior Managing Partner	WestPark Capital, Inc. By: /s/ Richard Rappaport Richard Rappaport CEO
THE ESCROW AGENT: Steele Street Bank & Trust By: /s/ Geoffrey M. Long____ Geoffrey M. Long Vice President